FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT


         This First Amendment to Employment Agreement is made as of this 4th day of March, 2002, by and between Checkpoint Systems, Inc. ("CSI") and John Davies ("Executive").

         WHEREAS, CSI and Executive are parties to an Employment Agreement dated March 20, 2001 ("Agreement"); and

         WHEREAS, the parties wish to amend such Agreement as set forth herein;

         NOW THEREFORE, in consideration of the premises and mutual promises and covenants contained herein and intending to be legally bound thereby, the parties agree as follows:

          1. Article 1. Employment and Term is hereby amended by changing the Executive's title to Executive Vice President.

          2. Article 3.A Compensation is hereby amended by changing the "Base Salary" to $250,000.

          3. Article 5. Termination is hereby amended by changing Article 5C and 5E so that the twelve (12) month period contained therein shall now be read as eighteen (18) months.

          4.   All other terms of the Agreement shall remain the same.


         IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed as of the date first above written.

           CHECKPOINT SYSTEMS, INC.

         BY:  /s/ Michael E. Smith    BY:  /s/ John Davies, Jr.
              --------------------         --------------------
              President and Chief           John Davies
              Executive Officer